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                                                                   EXHIBIT 10(g)

                              INDEMNITY AGREEMENT

     This Indemnity Agreement ("Agreement") is made as of November 17, 1998, by and between Offshore Tool & Energy Corporation, a Delaware corporation (the "Corporation"), and McGowin I. Patrick, Jr. ("Indemnitee").

     In consideration of Indemnitee's continued service after the date hereof, the Corporation and Indemnitee do hereby agree as follows:

1. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director of the Corporation for so long as he is elected or appointed or until such earlier time as he tenders his resignation in writing.

2.  DEFINITIONS.  As used in this Agreement:

     (a) The term "Expenses" shall have the meaning set forth in the Corporation's Bylaws.

     (b) The term "Claim" shall have the meaning set forth in the Corporation's Bylaws.

     (c) The term "Determining Body" shall have the meaning set forth in the Corporation's Bylaws.

     (d) The term "Standard of Conduct" shall have the meaning set forth in
Section 9(b) of the Corporation's Bylaws.

3.  MAINTENANCE OF INSURANCE AND SELF-INSURANCE.

     (a) The Corporation represents that it presently maintains in force and effect the following policies (the "Insurance Policies") of directors and officers liability insurance ("D&O Insurance"):

     Insurer            Policy No.      Coverage
     -------            ----------      --------

     Lloyd's of London    MC92638      $5,000,000

Subject only to the provisions of Section 3(b) hereof, the Corporation hereby agrees that so long as Indemnitee shall continue to serve as a director (or shall continue at the request of the Corporation to serve in any capacity referred to in Section 4(a) hereof) and thereafter so long as Indemnitee shall be subject to any possible Claim, the Corporation shall use its best efforts to purchase and maintain in effect for the benefit of Indemnitee one or more valid and enforceable policy or policies of D&O Insurance providing, in all respects, coverage at least comparable to that currently provided pursuant to the Insurance Policies.

     (b) The Corporation shall not be required to purchase and maintain the Insurance Policies in effect if D&O Insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, either (i) the premium cost for such insurance is excessive in light of the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions, retentions, deductibles or otherwise that there is insufficient benefit from such insurance.

     (c) If the Corporation does not purchase and maintain in effect the Insurance Policies pursuant to the provisions of Section 3(b) hereof, the Corporation agrees to hold harmless and indemnify Indemnitee to the full extent of the coverage that would otherwise have been provided for the benefit of Indemnitee pursuant to the Insurance Policies.
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4.  ADDITIONAL INDEMNITY.

     (a) To the extent any Expenses incurred by Indemnitee are in excess of the amounts reimbursed or indemnified pursuant to the provisions of Section 3 hereof, the Corporation shall indemnify and hold harmless Indemnitee against any such Expenses actually and reasonably incurred, as they are incurred, in connection with any Claim against Indemnitee (whether as a subject of or party to, or a proposed or threatened subject of or party to, the Claim) or in which Indemnitee is involved solely as a witness or person required to give evidence, by reason of his position

     (i) as a director of the Corporation,

     (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation, or

     (iii) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other for profit or not for profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Agreement, if (A) the Indemnitee is successful in his defense of the Claim on the merits or otherwise or (B) the Indemnitee has been found by the Determining Body to have met the Standard of Conduct; provided that no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged in a final payment to be liable to the Corporation unless, and only to the extent that, the court in which such Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court shall deem proper; provided further that, if the Claim involves Indemnitee by reason of his or her position with an entity or enterprise described in clause (ii) or (iii) of this Section 4(a) and if Indemnitee may be entitled to indemnification with respect to such Claim from such entity or enterprise, Indemnitee shall be entitled to indemnification hereunder only (x) if he or she has applied to such entity or enterprise for indemnification with respect to the Claim and (y) to the extent that indemnification to which he or she would be entitled hereunder but for this proviso exceeds the indemnification paid by such other entity or enterprise; and provided further that this Section 4(a) shall not be effective with respect to an action or claim (other than an action or claim under Section
9.2 of the Corporation's Bylaws or an action or claim to enforce the provisions of this Agreement) commenced by Indemnitee against the Corporation or by Indemnitee as a derivative action by or in the right of the Corporation that has not been authorized by the Board of Directors of the Corporation.

     (b) The procedures for notification and determination of Claims, settlement and defense of Claims, advancement of Expenses by the Corporation and confidentiality of this Agreement shall be governed in all respects by Sections 9(b) through 9(l) of the Bylaws of the Corporation as in effect on the date of this Agreement.

5.  ENFORCEMENT.

     (a) The rights provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction.

     (b) If Indemnitee seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding, but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such proceeding if the indemnification amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately pro-rated.

     (c) In any judicial proceeding described in this Section 6, the Corporation shall bear the burden of proving that Indemnitee is not entitled to Expenses sought with respect to any Claim.

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6.  SAVINGS CLAUSE.  If any provision of this Agreement is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law and such provision, as so modified or reformed, and the balance of this Agreement, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Agreement shall be invalidated on any ground, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

7.  NON-EXCLUSIVITY.

     (a) The indemnification and payment of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, bylaw, authorization of shareholders or directors, agreement or otherwise.

     (b) It is the intent of the Corporation by this Agreement to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Agreement would provide for lesser indemnification.

8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

9. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Indemnitee and upon the Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

11. AMENDMENT. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Corporation and Indemnitee. Notwithstanding any amendment or modification to or termination or cancellation of this Agreement or any portion hereof, Indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of Indemnitee which occur prior to such amendment, modification, termination or cancellation.

12. GENDER. All pronouns and variations thereof used in this Agreement shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities refer to may require.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the date and year first above written.


INDEMNITEE:                     OFFSHORE TOOL & ENERGY CORPORATION


                                By:
-----------------------             ----------------------------------

                                Name:
                                      --------------------------------

                                Title:
                                       -------------------------------

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